Exhibit 2.1

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made as of the date set forth on the signature page hereto, by and between Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”), and OSR Holdings Co., Ltd., a corporation organized under the laws of the Republic of Korea (“OSR” and, together with the Company, the “Parties”), and amends that certain Amended and Restated Business Combination Agreement (the “Agreement”), dated May 23, 2024, between the Company and OSR. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to Section 9.04 of the Agreement, the Agreement may be amended in writing by the Parties thereto; and

WHEREAS, the Parties desire to amend the Form of Non-Participating Stockholder Joinder (Exhibit B to the Agreement) as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Exhibit B to the Agreement. Exhibit B (Form of Non-Participating Stockholder Joinder) of the Agreement be and hereby is amended and restated as set forth on Exhibit A hereto.

2.

General. The Agreement together with this Amendment replaces and supersedes all other agreements, written or oral, with respect to its subject matter. Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail.

3.

Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

IN WITNESS WHEREOF, the Company and OSR have caused this Amendment to be executed as of the date set forth below by their respective officers thereunto duly authorized.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By	/s/ Jin Whan Park
Name:	Jin Whan Park
Title:	BLAC M&A Committee Member

OSR HOLDINGS CO., LTD.

By	/s/ Sang Hoon Kim
Name:	Sang Hoon Kim
Title:	Chief Executive Officer

Dated: December 20, 2024

[Signature Page to First Amendment to Amended and Restated Business Combination Agreement]

EXHIBIT A

AMENDED AND RESTATED FORM OF NON-PARTICIPATING STOCKHOLDER JOINDER

JOINDER

(Non-Participating Stockholder Form)

This JOINDER (this “Joinder”) is entered into by and between the undersigned Non-Participating Company Stockholder set forth on the signature page hereto (the “Joined Party”) and Bellevue Life Sciences Acquisition Corp., a Delaware corporation (“BLAC”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, BLAC, OSR Holdings Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”), each holder of Company Common Stock that executes a Participating Stockholder Joinder on or prior to the Closing (each such Person, a “Participating Company Stockholder”), and each holder of Company Common Stock that executes a Non-Participating Stockholder Joinder on or prior to the Closing (each such Person, a “Non-Participating Company Stockholder”, and together with BLAC, the Company and the Participating Company Stockholders, the “Parties” and each a “Party”) have entered into a Business Combination Agreement, dated as of November 16, 2023 (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein and in the Agreement, the undersigned Non-Participating Company Stockholder and BLAC, intending to be legally bound, hereby agree as follows:

1. Agreement to be Bound as a Non-Participating Company Stockholder under the Agreement. The Joined Party hereby agrees that upon execution and delivery of this Joinder, it shall become a Party to the Agreement with all attendant rights, duties and obligations (including in respect of all of the representations, warranties, covenants, agreements and conditions of the Agreement), with the same force and effect as if originally named as a “Non-Participating Company Stockholder” and shall be deemed a “Non-Participating Company Stockholder” for all purposes thereof, and such references therein shall be construed as if the Joined Party executed the Agreement on the date thereof.

2. Put and Call Rights. The Joined Party shall have the right to cause BLAC to purchase (the “Put Right”) and BLAC shall have the right to cause the Joined Party to sell to BLAC or its designee (the “Call Right”) all of the shares of Company Common Stock owned and held of record by Joined Party as set forth on Schedule A hereto (the “Company Shares”) on the terms and conditions set forth herein.

(a) Put Right. At any time on or after the Trigger Date (as defined below), the Joined Party may give written notice (the “Put Notice”) to BLAC that the Joined Party elects to exercise the Put Right to require BLAC to acquire all but not less than all of the Joined Party’s Company Shares in exchange for the number of shares of BLAC Common Stock set forth on Schedule A hereto (the “BLAC Shares”).

(b) Call Right. At any time on or after the Trigger Date, BLAC may give written notice (the “Call Notice”) to the Joined Party of BLAC’s election to exercise the Call Right to require the Joined Party to sell to BLAC (or BLAC’s designee) all of the Company Shares in exchange for the BLAC Shares.

(c) Trigger Date and Notice of Change in Control. For purposes of this Joinder, the term “Trigger Date” shall mean January 1, 2026 or the date that the Joined Party is notified by BLAC of a transaction that will result in a Change in Control (as defined in Schedule A hereto). BLAC hereby covenants and agrees that it shall provide the Joined Party written notice of any transaction that will result in a Change in Control at least 20 business days (or such shorter period to which the Joined Party consents) prior to the closing of such Change in Control transaction.

(d) Closing of Put and Call Transaction. The closing of the Put Right or Call Right hereunder (the “Put/Call Closing”) shall occur as soon as reasonably practicable (but in no event later than the 10th day) after receipt by (i) BLAC of the Put Notice, in the case of exercise of the Put Right, or (ii) the Joined Party of the Call Notice, in the case of exercise of the Call Right; provided, however, in the event of a Change in Control, the exercise of the Put Right or Call Right and the Put/Call Closing shall be conditioned on the consummation of such Change in Control and shall be effective immediately before the consummation thereof. At the Put/Call Closing, (i) the Joined Party agrees to deliver to BLAC the Company Shares and such documents, certificates and agreements as reasonably requested by BLAC to effect transfer to and evidence the ownership of the Company Shares by BLAC or its designee, free and clear of all liens, security interests, mortgages, pledges, charges, claims, limitations or any other restriction of any kind, including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership (collectively, “Liens”) and (ii) BLAC agrees to deliver to the Joined Party the BLAC Shares, which shall validly issued, fully-paid and non-assessable.

(e) BLAC Conditions to Put Closing. The obligations of BLAC to consummate the Put Closing are subject to the satisfaction or waiver (where permissible) at or prior to the Put Closing of the following additional conditions:

(i) Representations and Warranties. The representations and warranties of the Joined Party in Article IV of the Agreement and in this Joinder shall each be true and correct in all material respects as of the Put Closing as though made on the date of the Put Closing.

(ii) Agreements and Covenants. The Joined Party shall have performed or complied in all material respects with all agreements and covenants required by the Agreement and this Joinder to be performed, or complied with by it on or prior to the Put Closing.

3. Representations and Warranties. The Joined Party hereby affirms to BLAC the representations and warranties the Joined Party makes as a Non-Participating Company Stockholder as set forth in Article IV of the Agreement. In addition, the Joined Party hereby represents and warrants to BLAC on the date hereof and as of the date of the Put/Call Closing as follows:

(a) The Company Shares constitute all Company Capital Stock held by the Joined Party and the Joined Party holds no other option, warrant, right or other instruments convertible into or exchangeable for Company Capital Stock.

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(b) The Joined Party acknowledges that, prior to executing this Joinder, the Joined Party has carefully reviewed the Agreement, which the Joined Party acknowledges has been provided to such Joined Party. The Joined Party acknowledges that such Joined Party has been given an opportunity to ask questions of and receive answers from representatives of BLAC concerning the transactions contemplated by the Agreement. In determining whether to enter into this Joinder, the Joined Party has relied solely on Joined Party’s own knowledge and understanding of BLAC and its business based upon the Joined Party’s own due diligence investigation and the information furnished pursuant to this paragraph. The Joined Party understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Joined Party has not relied on any other representations or information in entering into this Joinder, whether written or oral, relating to BLAC, its operations and/or its prospects.

(c) The Joined Party acknowledges that execution of this Joinder may involve tax and legal consequences and that the contents of the Agreement and this Joinder do not contain tax or legal advice or information. The Joined Party acknowledges that such Joined Party must retain, and has had the opportunity to retain, such Joined Party’s own professional tax, legal and other advisors to evaluate the tax, legal and other consequences of executing this Joinder and becoming a Party to the Agreement. The Joined Party represents that Joined Party is not relying on (and will not at any time rely on) any communication (written or oral) of BLAC, the Company or any of their respective officers, directors, employees or agents, as investment, tax, legal or other advice or as a recommendation to execute this Joinder, it being understood that information and explanations related to the terms and conditions of the this Joinder and the Agreement shall not be considered investment, tax, legal or other advice or a recommendation to execute this Joinder.

4. Covenant Not to Sell, Transfer, or Assign the Company Shares or any Interest therein. The Joined Party agrees not to sell, pledge, dispose of, grant or encumber, or authorize the sale, pledge, disposition, grant or encumbrance of, the Company Shares, or any options, convertible securities or other rights of any kind to acquire the Company Shares, or any other ownership interest, of the Company Shares.

5. General Release of all Claims. The Joined Party acknowledges and agrees that the delivery of the BLAC Shares in exchange for the Company Shares pursuant to the exercise of the Put Right or Call Right in accordance with this Joinder represents payment in full and satisfies all obligations BLAC or the Company has to the Joined Party with regard to Company Capital Stock, including the Company Shares. The Joined Party hereby agrees to and does release and forever discharge BLAC, the Company and each of its and their respective affiliates, successors, assigns, officers, directors, employees, agents, administrators and trustees (collectively, the “Released Parties”) from any and all claims, losses, expenses, liabilities, rights and entitlements of every kind and description, whether known or unknown, that the Joined Party has now or may later claim to have had against any of the Released Parties in any way related to the Joined Party’s Company Capital Stock, including the Company Shares, or status as a holder of Company Capital Stock; provided, that the foregoing release does not affect the Joined Party’s rights under and pursuant to the Agreement.

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6. Indemnification of Released Parties. The Joined Party agrees to indemnify, defend and hold harmless the Released Parties from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys’ fees and disbursements) suffered, incurred or paid by a Released Party which would not have been suffered, incurred or paid if the representations and warranties of the Joined Party in the Agreement or this Joinder had been true, complete and correct in all material respects. The Joined Party will, upon request, execute any additional documents necessary or desirable to consummate the transactions contemplated in the Agreement with respect to the Company Shares or any other Company Capital Stock.

7. Counterparts. A copy of this Joinder may be executed and delivered electronically and in counterparts, and each such counterpart shall be deemed to be one and the same instrument and have the same legal effect as delivery of an original signed copy of this Joinder.

8. Notices. All notices, demands and other communications to the Joined Party shall be sent to the address set forth on the signature page hereto.

9. Miscellaneous. Unless otherwise specifically set forth in this Joinder, the provisions of Section 10.01 (Notices), Section 10.03 (Severability), Section 10.06 (Governing Law), and Section 10.08 (Headings) of the Agreement are incorporated by reference herein and shall be deemed applicable to this Joinder mutatis mutandis.

10. Termination Date. The Put Right and Call Right set forth herein and the provisions of Section 4 hereof terminate and expire 120 days after the Trigger Date (the “Termination Date”).

[Signature pages follow]

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IN WITNESS WHEREOF, the Joined Party has executed this Joinder as of the date set forth below.

JOINED PARTY

If Joined Party is an Individual:

Individual Non-Participating Company Stockholder as documented in the records of the Company:

Name:
Address:

Email:
Date:

If Joined Party is an Entity:

Name of Non-Participating Company Stockholder Entity as it appears in the records of the Company:

Name:
Title:
Address:

Email:
Date:

[Signature Page to Non-Participating Stockholder Joinder]

IN WITNESS WHEREOF, BLAC has executed this Joinder as of the date set forth below.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By
Name:
Title:	M&A Committee Member
Date:

[Signature Page to Non-Participating Stockholder Joinder]

Schedule A1

Company Shares	BLAC Shares
[•]	[•]

“Change in Control” means the occurrence of any of the following:

(a) A transaction or a series of related transactions whereby any Person or group (other than BLAC or any affiliate of BLAC) becomes the beneficial owner of more than 50% of the total voting power of the voting stock of BLAC, on a fully diluted basis;

(b) BLAC consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BLAC (regardless of whether BLAC is the surviving Person), other than any such transaction in which the holders of equity securities representing 100% of the voting stock of BLAC immediately prior to such a transaction own directly or indirectly at least a majority of the voting power of the voting stock of the surviving Person in such merger or consolidation immediately after such transaction;

(d) The consummation of any direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of reorganization, merger, or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of BLAC and its subsidiaries, taken as a whole, to any Person or group (other than BLAC or any affiliate of BLAC), except any such transaction or series of transactions in which the holders of equity securities representing 100% of the voting stock of BLAC immediately prior to such a transaction own directly or indirectly at least a majority of the voting power of the voting stock of such Person or group immediately after such transaction or series of transactions; or

(e) The consummation of a plan or proposal for the liquidation, winding up or dissolution of BLAC.

The board of BLAC shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

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NTD: All references to the number of Company Shares and the BLAC Shares in this Joinder are subject to appropriate adjustment to reflect any stock split, reverse stock split, stock dividend or other change in the Company Common Stock or BLAC Common Stock which may be made by the Company or BLAC after the date of this Joinder.